Exhibit 99.1

newsrelease

CTS CORPORATION Elkhart, Indiana 46514 • 574-523-3800

April 28, 2014

FOR RELEASE:  Immediately

CTS ANNOUNCES FIRST QUARTER 2014 RESULTS

Progress on Track with Transition Plan

Elkhart, IN. . .CTS Corporation (NYSE: CTS) today announced first quarter 2014 results:

•                  Revenues of $100.7 million, an increase of 2.7% compared to first quarter of 2013.

•                  GAAP earnings from continuing operations of $5.1 million, or $0.15 per diluted share, compared to $3.0 million, or $0.09 per diluted share, in the first quarter of 2013. Adjusted EPS from continuing operations was $0.19 compared to $0.11 in the first quarter of 2013.

In the first quarter, sensors and mechatronics product sales grew 6%. Electronic components sales declined 4% due to softness in sales of engineered frequency and HDD products. The Company received $136 million of new business wins in the first quarter.

“We continued to make progress with our transition plan moving from 2013 into 2014. The first quarter 2014 results are in line with our expectations and reflect our progress,” said Kieran O’Sullivan, President and CEO of CTS Corporation. “We saw softness in our electronic components portfolio and are taking steps to address this. At the same time, we are moving forward with our plans to strengthen our core business. We are enhancing our sales and engineering capabilities by adding resources closer to our target customers and upgrading competencies and talent in key areas,” continued Mr. O’Sullivan.

CTS is maintaining its earlier guidance and anticipates full-year 2014 sales to grow in the range of 4% to 6% over 2013 and adjusted diluted earnings per share to be in the range of $0.96 to $1.02. Earnings for 2014 are expected to show gradual improvement during the year, with an expectation of a stronger second half.

Conference Call

As previously announced, the Company has scheduled a conference call on Tuesday, April 29, 2014 at 11:00 a.m. EDT.  The dial-in number for the conference call is 888-539-3678 (719-325-2491, if calling from outside the U.S.). The conference I.D. number is 3379961. There will be a replay of the conference call from 3:00 p.m. (EDT) on Tuesday, April 29, 2014 through 3:00 p.m. (EDT) on Tuesday, May 6, 2014. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 3379961. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.

About CTS

CTS is a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS’ stock is traded on the NYSE under the ticker symbol “CTS.”

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management’s expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:	Ashish Agrawal, Vice President and Chief Financial Officer
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone 574-523-3800

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended
	March 30,	March 31,
	2014	2013

Net sales	$100,706	$98,062

Costs and expenses:
Cost of goods sold	70,091	71,276
Selling, general and administrative expenses	13,641	17,676
Research and development expenses	5,626	6,252
Restructuring charge	503	177

Operating earnings	10,845	2,681

Other expense:
Interest expense, net	(49)	(493)
Other income	(1,771)	(507)
Total other expense	(1,820)	(1,000)

Earnings before income taxes	9,025	1,681

Income tax expense	3,945	(1,306)

Earnings from continuing operations	5,080	2,987

Earnings from discontinued operations, net of tax	—	581

Net earnings	$5,080	$3,568

Net earnings per share:
Basic
Continuing operations	$0.15	$0.09
Discontinued operations	—	0.02
Net earnings attributable to CTS Corporation	$0.15	$0.11

Diluted
Continuing operations	$0.15	$0.09
Discontinued operations	—	0.01
Net earnings attributable to CTS Corporation	$0.15	$0.10

Cash dividends declared per share	$0.040	$0.035

Average common shares outstanding:
Basic	33,708	33,523

Diluted	34,280	34,176

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION

Earnings per Share

The following table reconciles GAAP earnings per share to adjusted earnings per share for the Company:

	Three Months Ended
	March 30,	March 31,
	2014	2013

GAAP earnings per share	$0.15	$0.10
Discontinued operations	—	(0.01)
Earnings per share from continuing operations	$0.15	$0.09

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	0.02	0.01
CEO transition costs	—	0.01
Tax asset write-off related to restructuring	0.02	—
Adjusted earnings per share from continuing operations	$0.19	$0.11

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended
$ In thousands	March 30,	March 31,
Expense	2014	2013
Depreciation and Amortization	$4,248	$5,886
Equity Based Compensation	$779	$1,318

OTHER SUPPLEMENTAL INFORMATION

(continued)

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for this item because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis.  Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.  CTS’ management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that this measure is useful to its management, investors and stakeholders in that it:

• provides a truer measure of CTS’ operating performance,

• reflects the results used by management in making decisions about the business, and

• helps review and project CTS’ performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

CTS Corporation and Subsidiaries

Condensed Consolidated Balance Sheets - Unaudited

(In thousands of dollars)

	March 30,	December 31,
	2014	2013

Cash and cash equivalents	$118,969	$124,368
Accounts receivable, net	67,875	62,667
Inventories	26,950	32,226
Other current assets	17,739	17,008
Total current assets	231,533	236,269

Property, plant & equipment, net	74,441	74,869
Other assets	168,208	169,127

Total Assets	$474,182	$480,265

Notes payable and current portion of long-term debt	$—	$—
Accounts payable	43,939	47,052
Accrued liabilities	39,245	48,068
Total current liabilities	83,184	95,120

Long-term debt	76,600	75,000
Other obligations	12,688	13,416

Shareholders’ equity	301,710	296,729

Total Liabilities and Shareholders’ Equity	$474,182	$480,265